UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 14, 2013
____________________

ANSYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-20853 (Commission File Number)	04-3219960 (I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Director Election

On March 14, 2013, Barbara V. Scherer accepted an offer to join the ANSYS, Inc. (the “Company”) Board of Directors (the “Board”) as a Class II Director effective April 26, 2013 and to serve until the 2013 Annual Meeting of Stockholders or until her successor is elected and qualified or until her earlier death, resignation or removal.  Ms. Scherer will also be appointed to the Audit Committee of the Board effective April 26, 2013.

The Board has nominated Ms. Scherer, together with Ronald W. Hovsepian and Michael C. Thurk, for election as Class II Directors of the Company at the 2013 Annual Meeting of Stockholders.

Jacqueline C. Morby, age 75 and since 1994 a director of the Company and a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, will retire at the end of her current term, which expires at the 2013 Annual Meeting of Stockholders.  Accordingly, Ms. Morby will not be nominated for re-election at the 2013 Annual Meeting of Stockholders.  The Board of Directors would like to take this opportunity to express its gratitude and appreciation to Ms. Morby, its longest-standing director, for her many contributions to the Board.

In connection with Ms. Scherer’s election to the Board, the Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Scherer on April 26, 2013 in the Company’s standard form of Indemnification Agreement for non-employee directors.  Pursuant to the Indemnification Agreement, the Company will agree, in certain circumstances, to indemnify Ms. Scherer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Ms. Scherer, in her capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreement will also provide for the mandatory advancement of expenses to Ms. Scherer in connection with any suit or proceeding.

The description above is a summary of the terms of the Indemnification Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the form of the Indemnification Agreement itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

In connection with her service to the Company as a director, Ms. Scherer will be entitled to receive compensation consistent with that of the Company's other non-affiliate independent directors who are not employees of the Company, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2012 under the caption, "Our Board of Directors - Director Compensation," which portion of such proxy statement is incorporated herein by reference.

Ms. Scherer was not selected as a director pursuant to any arrangement or understanding between Ms. Scherer and any other persons.

Since the beginning of the Company's last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Scherer, or members of her immediately family, had or will have a direct or indirect material interest, other than her director compensation arrangements.

On March 20, 2013, the Company issued a press release in connection with Ms. Scherer’s election to the Company’s Board of Directors. The full text of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement between ANSYS, Inc. and non-employee directors.
99.1	Press Release, dated March 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: March 20, 2013	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement between ANSYS, Inc. and non-employee directors.

99.1	Press Release, dated March 20, 2013.